STATE OF NEW YORK
         INSURANCE DEPARTMENT

         AGENCY BUILDING ONE
THE GOVERNOR NELSON A. ROCKEFELLER
         EMPIRE STATE PLAZA
         ALBANY, NEW YORK  12257

         The attached Certificate of Amendment of Charter of THE CAPITOL LIFE INSURANCE COMPANY OF NEW YORK, of New York, New York to effect the following:

         To change the name of the corporation to FIRST SUNAMERICA LIFE INSURANCE COMPANY.

         IS HEREBY APPROVED pursuant to Section 1206 of the New York Insurance Law.

                                  In Witness Whereof, I have hereunto

                                  set my hand and affixed the

                                  official seal of this Department

                                  at the City of Albany, this

                                  20th day of March, 1989.



                                  JAMES P. CORCORAN
                                  Superintendent of Insurance

                                  By /s/ Robert A. Ginnelly



                                  Special Deputy Superintendent

                 CERTIFICATE OF AMENDMENT OF CHARTER
                                  OF
                 THE CAPITOL LIFE INSURANCE COMPANY OF NEW YORK

FIRST:   The name of the Corporation is THE CAPITOL LIFE INSURANCE COMPANY OF
NEW YORK.

SECOND: The Charter of THE CAPITOL LIFE INSURANCE COMPANY OF NEW YORK (the "Corporation") was filed with the office of the Superintendent of Insurance of the State of New York on December 5, 1978.

THIRD:   Section 1 of the Charter has been amended by striking out the name of the Corporation, The Capitol Life Insurance Company of New York, and substituting in lieu thereof the name First SunAmerica Life Insurance Company.

FOURTH: The foregoing amendment of the Charter of the Corporation was authorized by resolution of the Board of Directors of the Corporation, followed by the unanimous written consent of the sole shareholder of the Corporation.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated:   March 1, 1989

                                  THE CAPITOL LIFE INSURANCE
                                          COMPANY OF NEW YORK

                                      /s/ Robert P. Saltzman
                                  By: -----------------------------
                                          Robert P. Saltzman, President


                                      /s/ Gail A. Lione
                                  By: -----------------------------
                                          Gail A. Lione, Secretary